EXHIBIT 2



                                     BY-LAWS

                                       OF

                              BRANDYWINE FUND, INC.
                                  (as amended)


                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

   Section 1. Place of Meetings. All meetings of stockholders shall be held at Suite C-205, Greenville Center, Greenville, Delaware, or at such other location as the Board of Directors shall direct.

   Section 2.     Annual Meeting.

             (a) The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it, if the annual meeting shall be held, shall be held during the month of May of each year (or during such other month as the Board of Directors shall determine), commencing in 1987, at such date and time as shall be fixed by the Board of Directors and stated in the notice of such meeting. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

             (b) The corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940:

                  (i)  Election of directors;

                  (ii) Approval of the corporation's investment
             advisory contract;

                  (iii)     Ratification of the selection of the
             corporation's independent public accountants; and

                  (iv) Approval, if any, of the corporation's
             distribution agreement with respect to any particular class of series.

   Section 3. Special Meeting. Special meetings of the stockholders may be called by the board of directors, the president, vice-president, or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting; provided that such holders prepay the costs to the corporation of preparing and mailing the notice of the meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

   Section 4. Notice of Meeting. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, either by mail, by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

   Section 5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the charter for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

   Section 6. Stock Entitled to Vote. Each issued share of stock shall be entitled to vote at any meeting of stockholders except shares owned, other than in a fiduciary capacity, by the corporation or by another corporation in which the corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation.

   Section 7. Voting. Each outstanding share of stock entitled to vote at a meeting of stockholders shall be entitled to one vote on each matter submitted to a vote. In all elections for directors every stockholder shall have the right to vote the shares owned of record by him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by statute or by the charter.

   Section 8. Informal Action. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and such consent is filed with the records of the corporation.

                                   ARTICLE II

                                    DIRECTORS

   Section 1. Number. The number of directors of the corporation shall be four (4). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not more than fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.

   Section 2. Election and Qualification. Until the first annual meeting of stockholders and until successors are duly elected and qualify, the board of directors shall consist of the persons named as such in the charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. A director need not be a stockholder of the corporation, but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940. All but one of the directors may be interested persons of the investment adviser of the corporation, as defined in the Investment Company Act of 1940 or officers or employees of the corporation.

   Section 3. Vacancies. Any vacancy on the board of directors occurring between stockholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of stockholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the board, although such majority is less than a quorum; and (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire board. A director elected by the board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. If by reason of the death, disqualification or bona fide resignation of any director or directors, there is no member of the board of directors who is not an interested person of the investment adviser of the corporation, as defined in the Investment Company Act of 1940, such vacancy shall be filled within thirty days if it may be filled by the board, or within sixty days if a vote of stockholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the stockholders, the board or proper officer shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of the stockholders for the purpose of electing directors to fill any existing vacancies in the board, unless the Securities and Exchange Commission shall by order extend such period.

   Section 4. Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

   Section 5. Removal. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

   Section 6. Place of Meetings. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine or as may be specified in the notice of meeting.

   Section 7. First Meeting of Newly Elected Board. The first meeting of each newly elected board of directors shall be held without notice immediately after and at the same general place as the annual meeting of the stockholders, for the purpose of organizing the board, electing officers and transacting any other business that may properly come before the meeting.

   Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

   Section 9. Special Meetings. Special meetings of the board of directors may be called at any time either by the board, the president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the secretary to each director at least three days before the meeting or shall be given personally or telegraphed to each director at least one day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

   Section 10. Quorum and Vote Required for Action. At all meetings of the board of directors a majority of the entire board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meetings at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these by-laws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Members of the board of directors or a committee of the board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

   Section 11. Executive and Other Committees. The board of directors may appoint from among its members an executive and other committees composed of two or more directors. The board may delegate to such committees in the intervals between meetings of the board any of the powers of the board to manage the business and affairs of the corporation, except the power to: (i) declare dividends or distributions upon the stock of the corporation; (ii) issue stock of the corporation; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the by-laws; (v) approve any merger or share exchange which does not require stockholder approval; or (vi) take any action required by the Investment Company Act of 1940 to be taken by the independent directors of the corporation or by the full board of directors.

   Section 12. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a written consent to such action is signed by all members of the board and such written consent is filed with the minutes of proceedings of the board.

                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

   Section 1. Election and Qualification. At the first meeting of each newly elected board of directors there shall be elected a president, one or more vice presidents, a secretary and a treasurer. The board may also elect one or more assistant secretaries and assistant treasurers. No officer need be a director. Any two or more offices, except the offices of president and vice president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, charter or these by-laws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940. Nothing herein shall preclude the employment of other employees or agents by the corporation from time to time without action by the board.

   Section 2. Term, Removal and Vacancies. The officers shall be elected to serve until the next first meeting of a newly elected board of directors and until their successors are elected and qualify. Any officer may be removed by the board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office shall be filled by the board for the unexpired term.

   Section 3. Bonding. Each officer and employee of the corporation who singly or jointly with others has access to securities or funds of the corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Delaware. Each such bond, which may be in the form of an individual bond, a schedule or blanket bond covering the corporation's officers and employees and the officers and employees of the investment adviser to the corporation and other corporations to which said investment adviser also acts as investment adviser, shall be in such form and for such amount (determined at least annually) as the board of directors shall determine in compliance with the requirements of Section 17(g) of the Investment Company Act of 1940, as amended from time to time, and the rules, regulations or orders of the Securities and Exchange Commission thereunder.

   Section 4. President. The president shall be the principal executive officer of the corporation. He shall preside at all meetings of the stockholders and directors, have general and active management of the business of the corporation, see that all orders and resolutions of the board of directors are carried into effect, and execute in the name of the corporation all authorized instruments of the corporation, except where the signing shall be expressly delegated by the board to some other officer or agent of the corporation.

   Section 5. Vice Presidents. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall have such other duties and powers as the board may from time to time prescribe or the president delegate.

   Section 6. Secretary and Assistant Secretaries. The secretary shall give notice of, attend and record the minutes of meetings of stockholders and directors, keep the corporate seal and, when authorized by the board, affix the same to any instrument requiring it, attesting to the same by his signature, and shall have such further duties and powers as are incident to his office or as the board may from time to time prescribe. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the board, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties and powers as the board may from time to time prescribe or the secretary delegate.

   Section 7. Treasurer and Assistant Treasurers. The treasurer shall be the principal financial and accounting officer of the corporation. He shall be responsible for the custody and supervision of the corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the board of directors may from time to time prescribe. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the board, shall in the absence or disability of the treasurer, perform all duties and exercise the powers of the treasurer, and shall have such other duties and powers as the board may from time to time prescribe or the treasurer delegate.

                                   ARTICLE IV

                          RESTRICTIONS ON COMPENSATION
                          TRANSACTIONS AND INVESTMENTS

   Section 1. Salary and Expenses. Directors and executive officers as such shall not receive any salary for their services or reimbursement for expenses from the corporation; provided that the corporation may pay fees in such amounts and at such times as the board of directors shall determine to directors who are not interested persons of the corporation for attendance at meetings of the board of directors. Clerical employees shall receive compensation for their services from the corporation in such amounts as are determined by the board of directors.

   Section 2. Compensation and Profit from Purchase and Sales. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person, shall, except as permitted by Section 17(e) of the Act, or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the corporation or any controlled company of the corporation, as defined in such Act, or (ii) acting as a broker, in connection with the sale of securities to or by the corporation or any controlled company of the corporation, receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser to the corporation shall not profit directly or indirectly from sales of securities to or from the corporation.

   Section 3. Transactions with Affiliated Person. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person shall knowingly (i) sell any security or other property to the corporation or to any company controlled by the corporation, as defined in the Act, except shares of stock of the corporation or securities of which such person is the issuer and which are part of a general offering to the holders of a class of its securities,
   (ii) purchase from the corporation or any such controlled company any security or property except shares of stock of the corporation or securities of which such person is the issuer, (iii) borrow money or other property from the corporation or any such controlled company, or (iv) acting as a principal effect any transaction in which the corporation or controlled company is a joint or joint and several participant with such person; provided, however, that this section shall not apply to any transaction permitted by Sections 17(a), (b), (c), (d) or 21(b) of the Investment Company Act of 1940 or the rules, regulations or orders of the Securities and Exchange Commission thereunder.

   Section 4. Investment Adviser. The corporation shall employ only one investment adviser, the employment of which shall be pursuant to a written agreement in accordance with Section 15 of the Investment Company Act of 1940, as amended from time to time.

   Section 5. Ownership of Stock by Officers and Directors. No officer or director shall take a long or short position in the stock of the corporation, provided, however, that officers or directors may purchase stock of the corporation for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the corporation.

   Section 6. Portfolio Transactions. The corporation shall not purchase, acquire or retain:

             (a) any security of an issuer, any of whose officers or directors is an officer, director or investment adviser of the corporation or an affiliated person, as defined in the Investment Company Act of 1940, of such investment adviser;

             (b) any security issued by or any interest in the business of an investment company, insurance company, broker, dealer, underwriter or investment adviser, except as permitted under Sections 12(d), (e) and (g) of the Investment Company Act of 1940, as amended from time to time, or the rules, regulations or orders of the Securities and Exchange Commission thereunder;

             (c) voting securities of another issuer, the acquisition or retention of which would result in circular or cross ownership, as defined in Section 20(c) of the Act; or

             (d) during the existence of any underwriting or selling syndicate, any security, except stock of the corporation, a principal underwriter of which is an officer, director, distributor, investment adviser or employee of the corporation, or is a person (other than a company of the character described in Section 12(d) (3) (A) and (B) of the Investment Company Act of 1940, as amended from time to time) of which any such officer, director, distributor, investment adviser or employee is an affiliated person, as defined in the Investment Company Act of 1940, unless in acquiring such security the corporation is itself acting as a principal underwriter for the issue, except as the Securities and Exchange Commission, by rules, regulations, or order shall permit.

   Section 7. General Business and Investment Activities. The Corporation shall not:

             (a) purchase any security on margin, except such short-term credits as are necessary for the clearance of transactions;

             (b) participate on a joint or joint and several basis in any trading account in securities;

             (c)  effect a short sale of any security;

             (d) act as an underwriter in the distribution of any security other than stock of the corporation;

             (e) make loans to other persons except through the purchase of debt obligations permissible under Article III of the Articles of Incorporation of this corporation and through repurchase agreements provided that repurchase agreements maturing in more than seven days will not exceed 10% of the total net assets of this corporation;

             (f) borrow money or issue senior securities except to the extent permitted under Sections 18(f), (g) and (h) of the Investment Company Act of 1940, as amended from time to time, provided that the amount of money that may be borrowed shall not exceed that which would be permitted under the margin requirements of the Board of Governors of the Federal Reserve System, in force at the time of borrowing, as specified in Regulation T, or any amendment thereto;

             (g) purchase or sell real estate or interests in real estate or commodities;

             (h) issue any warrant or right to subscribe to or purchase stock of the corporation, except in the form of warrants or rights to subscribe expiring not later than one hundred twenty days after their issuance and issued exclusively and ratably to its stockholders, or any voting trust certificate relating to stock of the corporation;

             (i) deviate from its policy in respect to concentration of investments in any particular industry or group of industries as reported in its registration statement under the Investment Company Act of 1940, or deviate from any fundamental policy recited in such registration statement pursuant to Section 8(b)
        (2) of the Investment Company Act of 1940;

             (j) change the nature of its business so as to cease to be an investment company;

             (k) charge any sales load or commission in connection with the sale or redemption of any stock of the corporation; provided that the board of directors may impose a redemption charge in such amount, with such limitations and at such times as the board of directors in its discretion shall determine.

                                    ARTICLE V

                      STOCK CERTIFICATES AND TRANSFER BOOKS

   Section 1. Certificates. Each stockholder shall be entitled to a certificate or certificates, in such form as the board of directors shall from time to time approve, representing and certifying the number of shares of stock owned by him in the corporation. Each certificate shall be signed, manually or by facsimile signature by the president or a vice president, countersigned, manually or by facsimile signature by the secretary, an assistant secretary, the treasurer or an assistant treasurer and sealed with the corporate seal or facsimile thereof. In case any officer who has signed any certificate, or whose facsimile signature appears thereon, ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Any certificate representing stock which is restricted or limited as to transferability shall have a full statement of such restriction or limitation plainly stated thereon or shall state that the corporation will furnish information to the stockholder on request and without charge.

   Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the corporation) upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The board or such officer may, in its or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

   Section 3. Stock Ledger. The corporation shall maintain at its office in Greenville, Delaware, or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder.

   Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

   Section 5. Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board, where such shares of stock shall be registered.

   Section 6. Transfers of Stock. Upon surrender to the corporation or a transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

   Section 7. Fixing of Record Dates and Closing of Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed or a record date is fixed for the purpose of determining stockholders entitled to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such action.

                                   ARTICLE VI

                         ACCOUNTS, REPORTS AND CUSTODIAN

   Section 1. Inspection of Books. The board of directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be limited accordingly.

   Section 2. Reliance on Records. Each director and officer shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the corporation by any of its officials or by an independent public accountant.

   Section 3. Preparation and Maintenance of Accounts, Records and Statements. The president, a vice president or the treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the corporation in the state of Delaware. The proper officers of the corporation shall also prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by Section 2-II of the Maryland General Corporation Law and Section 31 of the Investment Company Act of 1940 and shall prepare and file or cause to be prepared and filed the reports required by Section 30 of such Act. No financial statement shall be filed with the Securities and Exchange Commission unless the officers or employees who prepared or participated in the preparation of such financial statement have been specifically designated for such purpose by the board of directors.

   Section 4. Auditors. No independent public accountant shall be retained or employed by the corporation to examine, certify or report on its financial statements for any fiscal year unless such selection: (i) shall have been approved by a majority of the entire board of directors within thirty days before or after the beginning of such fiscal year or before the annual meeting of stockholders for such fiscal year; (ii) shall have been ratified at the next succeeding annual meeting of stockholders, provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the board of directors; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940.

   Section 5. Custodian. All securities, evidences of indebtedness and funds of the corporation shall be entrusted to the custody of one or more custodians or depositaries, each of which shall be either an eligible foreign custodian as defined in Rule 17f-5 under the Investment Company Act of 1940 or a bank or trust company which is a member of the Federal Reserve System having capital, surplus and undivided profits of not less than Two Million Dollars ($2,000,000), as set forth in its most recently published report of condition, and the qualifications prescribed by and pursuant to Section 17(f) and 26 of the Investment Company Act of 1940 and which shall be employed as agent or agents of the corporation by the board of directors.

   Section 6. Agreement with Custodian. Each such custodian shall be employed pursuant to a written agreement which shall conform to the requirements prescribed by any applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:

             (a) The custodian shall keep (i) all cash on deposit with such other banks in the name of the custodian as the corporation shall direct, and (ii) all securities in a separate account, not commingled with other assets, in the name of the custodian, its nominee or the corporation in care of the custodian, or in the custody of the custodian or agents in street certificate or bearer form. The custodian may utilize a central securities clearing agency or securities depository in accordance with the provisions at the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The custodian shall receive and collect the income or funds due with respect to such securities.

             (b) Securities and cash held by the custodian may be withdrawn only upon written order signed on behalf of the corporation by two employees at least one of whom shall be an officer included within a list of five officers and employees certified for such purpose by resolution of the board of directors.

             (c) Securities held by the custodian may be withdrawn only for the following purposes:

                  (i) The sale of such securities for the account of the corporation with delivery and payment therefore in accord with procedures and customs used by the custodian in the sale of securities for the trust estates for which it is trustee;

                  (ii) The delivery of securities in exchange for
             or conversion into other securities alone, cash or cash and other securities pursuant to the provisions of such securities or a plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer thereof;

                  (iii)     The surrender of warrants, rights or
             similar securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                  (iv) The delivery of securities to a lender as
             collateral on borrowing effected by the corporation or to a broker selling any such securities in accordance with "street delivery" customs;

                  (v) The delivery of securities as a redemption in kind of or distribution of stock of the corporation or in connection with a retirement of such securities;

                  (vi) The delivery of securities for other proper
             corporate purposes;

        provided that in each case specified in clauses (i), (iii) and
        (iv) the payment, collateral or securities to be received are delivered to the custodian simultaneously or as promptly thereafter as possible.

             (d) Cash held by the custodian may be withdrawn only for the following purposes:

                  (i) The purchase of securities to be retained by the custodian with delivery and payment therefor in accord with procedures and customs used by the custodian in the purchase of securities for the trust estates for which it is trustee;

                  (ii) The redemption or purchase of stock in the
             corporation;

                  (iii)     The payment of interest, dividends or
             other distributions on stock of the corporation;

                  (iv) The payment of taxes, interest, the
             investment adviser's fees incurred in connection with the operation of the corporation and operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

                  (v)  The payment in connection with the
             conversion, exchange or surrender of securities owned by the corporation;

                  (vi) The deposit of funds in the name of the
             custodian in or with any other bank or trust company designated by the corporation;

                  (vii)     Other proper corporate purposes as
             certified by resolution of the board of directors.

   Section 7. Termination of Custodian Agreement. Any employment agreement with a custodian shall be terminable on not more than sixty days' notice in writing by the board of directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the board of directors all funds, securities and property and documents of the corporation in its possession.

   Section 8. Checks and Requisitions. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefore, all promissory notes, all assignments of stock or securities standing in the name of the corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two persons (who shall be among those persons, not in excess of five, designated for this purpose by the board of directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of a custodian or its nominee by the treasurer or president or by such other person or persons as shall be thereto authorized by the board of directors.

                                   ARTICLE VII

                               GENERAL PROVISIONS

   Section 1. Offices. The principal office of the corporation in the State of Maryland shall be in the City of Baltimore. The corporation shall also have an office in Greenville, Delaware. The corporation may also have offices at such other places within and without the State of Maryland as the board of directors may from time to time determine. Except as otherwise required by statute, the books and records of the corporation may be kept outside the State of Maryland.

   Section 2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal" and "Maryland". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

   Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.

   Section 4. Notice of Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of stockholders or directors is required to be given under the statute, the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such person. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued by any such law.

   Section 5. Voting of Stock. Unless otherwise ordered by the board of directors, the president shall have full power and authority, in the name and on behalf of the corporation, (i) to attend, act and vote at any meeting of stockholders of any company in which the corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record stockholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owner and proxy of the holder thereof, the corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the corporation.

   Section 6. Dividends. Dividends upon the stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.
   The source of each dividend payment shall be disclosed to the stockholders receiving such dividend, to the extent required by the laws of the State of Maryland and by Section 19 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder. The total of each dividend payment made to stockholders in respect of any one fiscal year shall be approximately equal to the sum of
   (a) the net income for such fiscal year exclusive of profits or losses realized upon the sale of securities or other property, and (b) the excess of profits over losses on sales of securities or other property for such fiscal year; provided the above provision shall be interpreted to give the board of directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to avoid or reduce its tax liability.

   Section 7.     Indemnification.

             A. The corporation shall indemnify all of its corporate representatives against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, or threat or claim of such action, suit or proceeding, whether civil, criminal, administrative, or legislative, no matter by whom brought, or in any appeal in which they or any of them are made parties or a party by reason of being or having been a corporate representative, if the corporate representative acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful provided that the corporation shall not indemnify corporate representatives in relation to matters as to which any such corporate representative shall be adjudged in such action, suit or proceeding to be liable for gross negligence, willful misfeasance, bad faith, reckless disregard of the duties and obligations involved in the conduct of his office, or when indemnification is otherwise not permitted by the Maryland General Corporation Law.

             B. In the absence of an adjudication which expressly absolves the corporate representative, or in the event of a settlement, each corporate representative shall be indemnified hereunder only if there has been a reasonable determination based on a review of the facts that indemnification of the corporate representative is proper because he has met the applicable standard of conduct set forth in paragraph A. Such determination shall be made: (i) by the board of directors, by a majority vote of a quorum which consists of directors who were not parties to the action, suit or proceeding, or if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors, not, at the time, parties to the action, suit or proceeding and who were duly designated to act in the matter by the full board in which the designated directors who are parties to the action, suit or proceeding may participate; or (ii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties to the action, suit or proceeding may participate.

             C. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall create a rebuttable presumption that the person was guilty of willful misfeasance, bad faith, gross negligence or reckless disregard to the duties and obligations involved in the conduct of his or her office, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

             D. Expenses, including attorneys' fees, incurred in the preparation of and/or presentation of the defense of a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2-418(F) of the Maryland General Corporation Law upon receipt of: (i) an undertaking by or on behalf of the corporate representative to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this by-law; and (ii) a written affirmation by the corporate representative of the corporate representative's good faith belief that the standard of conduct necessary for indemnification by the corporation has been met.

             E. The indemnification provided by this by-law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these by-laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person subject to the limitations imposed from time to time by the Investment Company Act of 1940, as amended.

             F. This corporation shall have power to purchase and maintain insurance on behalf of any corporate representative against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this by-law provided that no insurance may be purchased or maintained to protect any corporate representative against liability for gross negligence, willful misfeasance, bad faith or reckless disregard of the duties and obligations involved in the conduct of his or her office.

             G. "Corporate Representative" means an individual who is or was a director, officer, agent or employee of the corporation or who serves or served another corporation, partnership, joint venture, trust or other enterprise in one of these capacities at the request of the corporation and who, by reason of his or her position, is, was, or is threatened to be made, a party to a proceeding described herein.

   Section 8. Amendments. The board of directors shall have the power to alter or repeal any by-laws of the corporation and to make new by-laws, except that the board shall not alter or repeal any by-law made by the stockholders and, after capital stock of the corporation is issued, shall not alter or repeal Section 3 of Article III, Sections 2, 3, 6 and 7 of
   Article IV, Sections 3 through 8 of Article VI and Sections 6 through 8 of
   Article VII. The stockholders shall have the power at any meeting, if notice thereof be included in the notice of such meeting, to alter or repeal any by-laws of the corporation and to make new by-laws by vote of a majority of the shares entitled to vote at such meeting, as the term "majority" is defined in the Investment Company Act of 1940, as amended from time to time.